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                                                                      EXHIBIT 23

                        CONSENT OF DELOITTE & TOUCHE LLP

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-68319), the Registration Statement on Form S-3 (Registration No. 333-69627), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (Registration No. 333-77813), the Registration Statement on Form S-8 (Registration No. 333-80641), the Registration Statement on Form S-4, as amended by Post-Effective Amendment No. 1 (Registration No. 333-29741), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (Registration No. 333-13119), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 (Registration No. 333-29207), the Registration Statement on Form S-3 (Registration No. 333-34133), the Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 2 (Registration No. 333-45749), the Registration Statement on Form S-3 (Registration No. 333-56613), the Registration Statement on Form S-8 (Registration No. 333-11185), the Registration Statement on Form S-8 (Registration No. 333-28019), the Registration Statement on Form S-8 (Registration No. 333-28021), the Registration Statement on Form S-8 (Registration No. 333-41353), the Registration Statement on Form S-8, (Registration No. 333-50013), the Registration Statement on Form S-8 (Registration No. 333-55969), the Registration Statement on Form S-8 (Registration No. 333-30160) and the Registration Statement on Form S-8 (Registration No. 333-42828), of our reports dated February 8, 2001 (March 30, 2001 as to Note 3), appearing in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 2000.




Dallas, Texas
April 2, 2001